Exhibit (10) A

                       Annual Incentive Compensation Plan
                                  (as amended)


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                                                                 Exhibit (10) A



                MERCANTILE BANKSHARES CORPORATION AND AFFILIATES
                       ANNUAL INCENTIVE COMPENSATION PLAN
                                  (as amended)


1.  PURPOSE

         This Annual Incentive Compensation Plan (the "Plan") is intended as an incentive to increase the profitability of Mercantile Bankshares Corporation (the "Corporation") and its Affiliated Corporations, as defined in Section 3, by providing an opportunity for certain key executive employees, whose efforts are deemed to have a direct impact on the earnings of the Corporation or its Affiliated Corporations, (the "Participants") designated by the Compensation Committee (the "Committee") of the Corporation's Board of Directors to earn incentive payments for outstanding ability, achievement and performance and thereby to participate in the overall profitability of the Corporation. Participants may be classified as Class I, Class II or Class III Participants ("Class of Participants") depending upon and in recognition of their varying corporate responsibilities. It is intended that the Plan encourage these key executive employees to attain pre-established goals by providing recognition and awards in the form of cash.

         Those chosen as Participants shall be eligible to receive a maximum Incentive Award, as defined in Section 5, in an amount not to exceed the maximum percent of salary shown on Exhibit A for the applicable Class of Participant.

         One portion of the Incentive Award shall be based on the net operating income of the particular Affiliated Corporation employing the Participant, or the division of the Affiliated Corporation to which that Participant is assigned and shall not exceed the maximum percent of salary based on net operating income shown on Exhibit A for the applicable Class of Participant, as more particularly described in Section 5.

         The other portion shall be based on the earnings per share of the Corporation and shall not exceed the maximum percent of salary based on earnings per share shown on Exhibit A for the applicable Class of Participant, as more particularly described in Section 5.

2.  ADMINISTRATION

         The Plan shall be administered by the Committee as it shall, from time to time, be constituted. In addition to its duties as described in this Plan, the Committee shall interpret the Plan, may prescribe, amend and rescind rules and regulations relating to the Plan and shall make all other determinations necessary or advisable for the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan, or award made under the Plan, and any decision or action made or taken by it in connection with the Plan shall be conclusive and binding. The Committee may, at the expense of the Corporation, retain counsel to advise it. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith, or upon the advice of counsel, with respect to the Plan or any award made under the Plan.



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3.  AFFILIATED CORPORATIONS

         Affiliated Corporations (the "Affiliates") are those corporations or other forms of business entities, more than 50% of the voting interest of which is owned or controlled, directly or indirectly, from time to time, by the Corporation and which have furnished the Committee with a certified copy of a resolution evidencing adoption of this Plan.

4.  PARTICIPANTS

         ELIGIBILITY

         Individuals eligible to be Participants in the Plan, and to receive Incentive Awards under the Plan, shall be those key executive employees of the Corporation and its Affiliates as the Committee, in its sole discretion, shall select.

         A Participant for any calendar year shall be eligible to receive an Incentive Award for that year. However the Committee may, in its sole discretion, deny any such Incentive Award or authorize payment of part thereof to any Participant for any calendar year who is not a full time employee on December 31 of that calendar year or whose employment terminates for any reason during that calendar year, or who is granted a leave of absence during that calendar year.

         SELECTION

         The Committee, prior to December 31 of the year preceding each calendar year for which any award may be made (the "Award Year"), (prior to April 1, 1994 for the 1994 Award Year), shall select those individuals who are to be Participants in the Plan for that particular Award Year, designate the Participant as a Class I, Class II or Class III Participant, determine whether the portion of the Participant's award attributable to net operating income shall be based on the total net operating income of the Affiliate employing the Participant, or the net operating income of the particular division of the Affiliate to which the Participant is assigned and designate the Base Year for purposes of Section 5. Failing a specific classification, a Participant shall be deemed to be a Class III Participant. Each Participant shall be notified of selection promptly.

5.  THE INCENTIVE AWARD

         (a)  Definitions

         For purposes of determining Incentive Awards made under the Plan:

         Incentive Award shall mean cash payments made pursuant to the computation described in Section 5(b) below.

         Award Year shall mean that particular calendar year for which an award may be made under this Plan.

         Earnings Per Share shall mean the dollar amount of the consolidated earnings per share of the Corporation's common stock.

         Net Operating Income shall mean the dollar amount of the net after tax operating income of each Affiliate or one or more divisions of an Affiliate, as the Committee shall determine.

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         Base Year Earnings Per Share shall mean Earnings Per Share as stated in the Corporation's Annual Report to Shareholders, for the Base Year, which Earnings Per Share may be adjusted, as necessary, from time to time, to reflect mergers, acquisitions, sales, stock dividends, or other corporate changes affecting earnings per share.

         Base Year Net Operating Income shall mean the Net Operating Income for the Base Year, as reported to the Board of Directors of the Corporation, or otherwise published, which Net Operating Income may be adjusted, as necessary, from time to time, to reflect mergers, acquisitions, sales, stock dividends, intercorporate and intracorporate transfers of operations or operating divisions, or other corporate changes.

         Preceding Year Earnings Per Share shall mean the Earnings Per Share for the year preceding the Award Year, to be stated in the Corporation's Annual Report to Shareholders for the Award Year, which may be adjusted, as necessary, from time to time, to reflect mergers, acquisitions, sales, stock dividends, or other corporate changes affecting earnings per share.

         Preceding Year Net Operating Income shall mean the Net Operating Income for the year preceding the Award Year, as reported to the Board of Directors of the Corporation, or otherwise published, which may be adjusted, as necessary, from time to time, to reflect mergers, acquisitions, sales, stock dividends, intercorporate and intracorporate transfers of operations or operating divisions, or other corporate changes.

         Award Year Earnings Per Share shall mean the Earnings Per Share for the Award Year.

         Award Year Net Operating Income shall mean the Net Operating Income for the Award Year.

         Annual Rate of Growth shall be the percent determined by calculating the annual rate of growth between: (1) the Preceding Year Earnings Per Share and the Award Year Earnings Per Share and (2) the Preceding Year Net Operating Income and the Award Year Net Operating Income, as the case may be.

         Compounded Rate of Growth shall be the percent determined by calculating the annual compounded percentage rate of growth between (1) the Base Year Earnings Per Share and the Award Year Earnings Per Share, and (2) the Base Year Net Operating Income and the Award Year Net Operating Income, as the case may be.

         Salary shall mean the Participant's base rate of pay for the Award
         Year.

         Salary Award Percentage shall be the percent of salary based on varying rates of growth a shown on Exhibit "B".

         (b)  Computation

         The Committee, prior to March 1 following each Award Year, shall compute the Annual Rate of Growth and the Compounded Rate of Growth of both Award Year Earnings Per Share, and Award Year Net Operating Income for each Affiliate, or division of an Affiliate,that employs a Participant.


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         If the Compounded Rate of Growth of the Award Year Earnings Per Share
shall not exceed 5.00%, then no cash payment shall be made based on Award Year Earnings Per Share. If the Compounded Rate of Growth of the Award Year Earnings Per Share shall exceed 5.00%, each Participant shall be entitled to receive a cash payment equal to that percent of salary opposite the rate of growth equal to the Annual Rate of Growth as shown on Exhibit "B" for the Class of Participant applicable to that Participant.

         If the Compounded Rate of Growth of the Award Year Net Operating Income for any Affiliate, or a division of the Affiliate where applicable, shall not exceed 5.00%, then no cash payment shall be made to any Participant employed by such Affiliate, or such division, based on Award Year Net Operating Income. If the Compounded Rate of Growth of the Award Year Net Operating Income for any Affiliate, or such division, shall exceed 5.00%, each Participant employed by such Affiliate, or such division, shall be entitled to receive a cash payment equal to that percent of salary opposite the rate of growth equal to that Affiliate's, or such division's Annual Rate of Growth as shown on Exhibit "B" for the Class of Participant applicable to that Participant.

         Percentages used in determining Annual Rate of Growth exceeding 5.00% shall be rounded to the nearest whole percent.

         No Participant shall be entitled to receive in total Incentive Awards more than the percent of Salary applicable to the Class of that Participant as shown on Exhibit "A" for any one calendar year, nor shall any Participant receive an Incentive Award in excess of $750,000 for any one calendar year.

         (c)  Notification of Award

         The Committee, prior to the March 1 following each Award Year shall determine, based on the above Computation, whether any Participant shall be entitled to an Incentive Award under the Plan and shall make such award. The Committee shall then notify all Participants of the results of its determination and shall advise each Affiliate employing a Participant of the amount to be paid that Participant.

6.  PAYMENT

         (a) Payment of Incentive Awards made under this Plan shall be paid in cash promptly upon receipt of the notice described in Section 5 by each Affiliate with respect to Participants employed by that Affiliate.

         (b) Payment of any Incentive Award due a Participant who dies prior to receipt of the payment of that award shall be made to the person, estate, trust, organization or other entity designated by the Participant to receive benefits under the Corporation's or any Affiliate's Group Life Insurance Policy unless another Beneficiary is designated by the Participant. In the absence of any Beneficiary so designated, the estate of the Participant shall be the Beneficiary.

7.  COMMITTEE REPORTS

         The Committee shall file with the Board of Directors of the Corporation, and each Affiliate employing a Participant, on or before April 1 of each calendar year, a report which shall set forth

         (a) The total Incentive Awards paid under the Plan for the prior year together with the basis for the computation of those awards, and


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         (b)      The Participants, and their total salary, selected for the year in which the report is made.

8.  REVOCATION OR REDUCTION OF SELECTION OR AWARD

         Any Incentive Award made by the Committee, or the selection of a Participant by the Committee, may be revoked or, in the case of an Incentive Award, reduced by the Committee at any time if such Participant's employment by the Corporation, or an Affiliate, is terminated because of dishonesty, fraud, embezzlement, conviction of a felony, or for any other reason as determined in the sole discretion of the Committee.

9.  ASSIGNMENT

         A Participant's rights and interests under this Plan may not be assigned, transferred, pledged or hypothecated and are not subject to attachment, garnishment, execution or any other creditor's processes and, to the extent permitted by law, the Corporation and any Affiliate shall not be bound by any attempted assignment, alienation or creditor's process and shall be entitled to make any payment under the Plan directly to a Participant or Beneficiary.

10.  NO EMPLOYMENT CONTRACT

         Nothing contained in this Plan, nor any selection or award made pursuant to this Plan shall confer upon any Participant any rights to continue in the employ of the Corporation or any Affiliate or to interfere in any way with the right of the Corporation or any Affiliate to reduce a Participant's compensation at any time and all Participants shall remain subject to discharge, or compensation reduction, the same as if this Plan had not been adopted.

11.  AMENDMENT OR TERMINATION

         This Plan may be amended or terminated at any time by action of the Board of Directors of the Corporation and notice of such action shall be given promptly to the Boards of Directors of the Affiliates.


12.  EFFECTIVE DATE

         This Plan shall be effective January 1, 1981.



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                                  EXHIBIT "A"

                         MAXIMUM ANNUAL AMOUNT OF AWARD

                                                                                Maximum % of Salary
                                                                                      Based On
                                                                                -------------------
Class of                            Maximum %                      Earnings Per                  Net Operating
Participant                        of Salary                          Share                          Income
-----------                        ---------                       ------------                  -------------
Class I                              65.0                              32.5                           32.5
Class II                             50.0                              25.0                           25.0
Class III                            33.0                              16.5                           16.5





                                  EXHIBIT "B"

            PERCENT OF SALARY AWARD BY CLASSIFICATION OF PARTICIPANT


Annual Rate                         Class                               Class                              Class
Of Growth                             I                                  II                                 III
-----------                         -----                               -----                              -----
   5                                 0                                  0                                  0
   6                                 3.25                               2.50                               1.65
   7                                 6.50                               5.00                               3.30
   8                                 9.75                               7.50                               4.95
   9                                13.00                              10.00                               6.60
  10                                16.25                              12.50                               8.25
  11                                19.50                              15.00                               9.90
  12                                22.75                              17.50                              11.55
  13                                26.00                              20.00                              13.20
  14                                29.25                              22.50                              14.85
  15                                32.50                              25.00                              16.50


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